      STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                   Twenty-eight Weeks Ended
                                               May 15, 1994         May 9, 1993
                                               ------------         -----------
Primary:
   Average shares outstanding                  40,948,818           39,426,584
   Net effect of dilutive stock options
     --based on the treasury stock method
     using average market price                   380,706              845,358
                                               ----------           ----------
     Totals                                    41,329,524           40,271,942
                                               ==========           ==========
   Net income before cumulative effect of
     change in accounting principle          $ 31,068,719         $ 27,233,323
   Cumulative effect of change in
     accounting for income taxes                4,468,386
                                               ----------           ----------
     Net income                              $ 35,537,105         $ 27,233,323
                                               ==========           ==========
   Earnings per share:

     Income before cumulative effect
       of change in accounting principle            $ .75                $ .68
     Cumulative effect of change
       in accounting for income taxes                 .11
                                                      ---                  ---
          Net income                                $ .86                $ .68
                                                      ===                  ===
Fully diluted:
   Average shares outstanding                  40,948,818           39,426,584
   Net effect of dilutive stock options
     --based on the treasury stock method
     using the quarter-end market price,
     if higher than average market price          391,560              869,996
   Assumed conversion of 8.5% zero coupon
     convertible debentures                     5,219,323            5,224,784
                                               ----------           ----------
       Totals                                  46,559,701           45,521,364
                                               ==========           ==========
   Net income before cumulative effect of
     change in accounting principle          $ 31,068,719         $ 27,233,323
   Add 8.5% zero coupon convertible
     debentures interest, net of income
     taxes                                      2,136,502            1,949,678
                                               ----------            ---------
   Total before cumulative effect of
     change in accounting principle            33,205,221           29,183,001
   Cumulative effect of change in
     accounting for income taxes                4,468,386
                                               ----------           ----------
   Net income                                $ 37,673,607         $ 29,183,001
                                               ==========           ==========
   Earnings per share:

     Income before cumulative effect
       of change in accounting principle            $ .71                $ .64
     Cumulative effect of change
       in accounting for income taxes                 .10
                                                      ---                  ---
          Net income                                $ .81                $ .64
                                                      ===                  ===

                                              Twelve Weeks Ended
                                     May 15, 1994             May 9, 1993
                                     ------------             -----------
Primary:
   Average shares outstanding         41,088,812               39,774,449
   Net effect of dilutive stock
     options--based on the
     treasury stock method using
     average market price                341,699                  715,961
                                      ----------               ----------
       Totals                         41,430,511               40,490,410
                                      ==========               ==========

   Net income                       $ 16,864,677             $ 15,122,140
                                      ==========               ==========

   Earnings per share:                     $ .41                    $ .37
                                             ===                      ===
Fully diluted:
   Average shares outstanding         41,088,812               39,774,449
   Net effect of dilutive stock
     options--based on the
     treasury stock method using
     the quarter-end market
     price, if higher than
     average market price                346,200                  723,969
   Assumed conversion of 8.5%
     zero coupon convertible
     debentures                        5,214,837                5,224,630
                                      ----------               ----------
       Totals                         46,649,849               45,723,048
                                      ==========               ==========

   Net income                       $ 16,864,677             $ 15,122,140
     Add 8.5% zero coupon
       convertible debentures
       interest, net of income
       taxes                             922,841                  797,077
                                      ----------               ----------
       Totals                       $ 17,787,518             $ 15,919,217
                                      ==========               ==========

   Earnings per share                      $ .38                    $ .35
                                             ===                      ===